UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 16, 2013

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Rimage Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective September 16, 2013 Rimage Corporation changed its corporate name to Qumu Corporation (the “Company”). The Company previously announced the pending name change by a press release issued on June 17, 2013. The Articles of Amendment filed with the Minnesota Secretary of State are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K. The Company also amended its Bylaws, effective as of September 16, 2013, to reflect the name change.

Concurrent with the name change, the Company’s common stock will continue to trade on the NASDAQ Global Select Market under the new trading symbol of “QUMU.” The new CUSIP number for the Company’s common stock is 749063 103.

On September 16, 2013, the Company issued a press release attached hereto as Exhibit 99.1 announcing the name change.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of Rimage Corporation as filed with the Minnesota Secretary of State effective as of September 16, 2013
99.1	Press release issued on September 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:  September 16, 2013